Exhibit 99.1

Guardion Health Sciences Announces Financial Results

for the Year Ended December 31, 2023

Viactiv® Product Line Generated Net Revenues of Approximately $11.9 Million for the Year Ended December 31, 2023, an Increase of Approximately 12% as Compared to the Year Ended December 31, 2022

HOUSTON, TEXAS – March 29, 2024 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced its financial results for the year ended December 31, 2023. The Company also provided a corporate update to stockholders.

Financial highlights for the year ended December 31, 2023 include the following:

●	Total revenue was $12,248,550 for the year ended December 31, 2023, as compared to $11,049,772 for the year ended December 31, 2022, an increase of $1,198,778, or 10.8%. The Viactiv® product line generated net revenues of $11,907,867 for the year ended December 31, 2023, as compared to $10,640,119 for the year ended December 31, 2022, an increase of $1,267,748, or 11.9%. The Viactiv® product line accounted for approximately 97.2% and 96.3% of total revenue for the years ended December 31, 2023 and 2022, respectively.

●	Gross profit was $5,394,517 for the year ended December 31, 2023, as compared to $4,520,387 for the year ended December 31, 2022, an increase of $874,130, or 19.3%, which was attributable to the increase in sales from the Viactiv product line.

●	Gross margin for the year ended December 31, 2023 was 44.0%, as compared to 40.9% for the year ended December 31, 2022, an increase of 3.1 percentage points, which was driven by several factors, including lower transportation costs, and higher sales in 2023.

●	Total operating expenses for the year ended December 31, 2023 were $9,730,834, as compared to $21,940,985 for the year ended December 31, 2022. The decrease was attributable to several factors, including the write-off of intangible assets at December 31, 2022, lower executive stock compensation expense, and lower consultant fees.

●	Loss from operations for the year ended December 31, 2023 was $(4,336,317), as compared to $(17,420,598) for the year ended December 31, 2022.

●	Other income was $4,494,350 for the year ended December 31, 2023, as compared to $2,498,370 for the year ended December 31, 2022, primarily as a result of the non-cash gain from the change in fair value of the warrant derivative liability of $3,984,900 in 2023 as compared to $2,345,800 in 2022.

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●	As a result of the aforementioned factors, net income was $158,033 for the year ended December 31, 2023, as compared to a net loss of $(14,922,228) for the year ended December 31, 2022.

●	Basic and diluted net income per share for the year ended December 31, 2023 was $0.12, as compared to basic and diluted net loss per share of $(14.15) for the year ended December 31, 2022, based on 1,270,846 weighted average common shares outstanding in 2023, as compared to 1,121,000 weighted average common shares outstanding in 2022.

●	Cash used in operations for the year ended December 31, 2023 was $4,369,885, as compared to $7,446,812 for the year ended December 31, 2022. The decrease of $3,076,927 in cash used by operating activities in 2023 as compared to 2022 was primarily due to a reduction in general and administrative expenses.

●	As of December 31, 2023, the Company had unrestricted cash and cash equivalents of $6,359,646, as compared to $10,655,490 for the year ended December 31, 2022.

Commenting on the results of operations for the year ended December 31, 2023, Jan Hall, Guardion’s President and Chief Executive Officer, said, “We are pleased with the progress made during 2023, which was driven by strong topline growth combined with improved operating margins and a reduced cash burn.”

Recent Developments in 2024

Agreement to Sell Activ Nutritional, LLC

On January 30, 2024, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Doctor’s Best Inc., a Delaware corporation, for the sale of all of the outstanding equity interests of Activ Nutritional, LLC (“Activ”) for aggregate cash consideration of $17.2 million, of which $1.7 million was placed in a third-party escrow account pursuant to the terms of the Purchase Agreement. Doctor’s Best Inc. is a wholly-owned subsidiary of Kingdomway USA Corp., the U.S. subsidiary holding company of Xiamen Kingdomway Group Company (“XKDW”), which is publicly listed on the Shenzhen Stock Exchange.

The sale of Activ, as contemplated by the Purchase Agreement, is conditioned upon receiving approval from the Company’s stockholders as the sale of Activ, which owns the Viactiv® brand and business and accounted for 97.2% and 96.3% of revenues during the years ended December 31, 2023 and 2022, respectively, constitutes a sale of substantially all of the Company’s assets and revenue-generating operations. The transaction contemplated by the Purchase Agreement is the result of a broad review of strategic alternatives by the Company’s Board of Directors. The Board of Directors has determined that it is advisable and in the best interests of the Company and the Company’s stockholders to approve this transaction.

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Potential Dissolution

In the event that the Company’s stockholders approve the transaction and the transaction closes, the Company would be left with minimal operations. The Board of Directors has additionally determined that it is advisable and in the best interests of the Company and its stockholders to approve a voluntary dissolution and liquidation of the Company pursuant to a Plan of Liquidation and Dissolution, which, if approved, would authorize the Company to liquidate and dissolve in accordance with its terms, but such decision would be subject to the Company’s ability to abandon or delay the Plan of Liquidation and Dissolution in the event that the Board of Directors determines that another transaction would be in the best interests of the Company’s stockholders. Assuming the approval of the Plan of Liquidation and Dissolution by the Company’s stockholders, the decision as to whether or not to proceed with the dissolution and when to file the Certificate of Dissolution will be made by the Board of Directors in its sole discretion.

On March 15, 2024, the Company filed a preliminary proxy statement with the United States Securities and Exchange Commission (the “SEC”) in order to solicit the approval of the Company’s stockholders in connection with the sale of Activ and the Plan of Liquidation and Dissolution. The Company has set May 23, 2024 as the date of the special meeting (the “Special Meeting”) of its stockholders to vote on these transactions (and the other matters as will be described in the definitive proxy statement), and the close of business on April 5, 2024 as the record date for stockholders entitled to notice of and to vote at the Special Meeting.

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of and for the year ended December 31, 2023 is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which has been filed with SEC at www.sec.gov.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI) is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Additional Information and Where to Find It

In connection with the Purchase Agreement and the proposed transactions, the Company intends to file a definitive proxy statement with the SEC, which will be distributed to the stockholders of the Company in connection with its solicitation of proxies for the vote by its stockholders with respect to the proposed transactions and other matters as may be described in the definitive proxy statement. This press release does not contain any information that should be considered by the Company’s stockholders concerning the proposed transactions and is not intended to constitute the basis of any voting or investment decision in respect of the proposed transactions. The stockholders of the Company and other interested persons are advised to read, when available, the definitive proxy statement and any amendments thereto, and documents incorporated by reference therein filed with the SEC in connection with the proposed transactions, as these materials will contain important information about the Company, the Purchase Agreement and the proposed transactions.

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Non-Solicitation

This press release is not considered solicitating material with respect to a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-Looking Statement Disclaimer

The matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the successful completion of the sale of Activ to Doctor’s Best Inc., the use of the proceeds received from the sale, the Company’s ability to continue to fund its operations, including its ocular healthcare business, subsequent to the sale, any replacement and integration of new management team members, the implementation of new financial, management, accounting and business software systems, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Guardion Health Sciences, Inc., Contact:

investors@guardionhealth.com

Phone: 1-800 873-5141 Ext 208

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